SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2014

Cross Click Media Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	47-1771976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Eastern Avenue, Suite 200-661 , Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 873-7992

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On December 2, 2014, we entered into a Master Contractor Agreement (the “Agreement”) with the Foundation For A Greater America, a political action committee doing business as Voters for Hillary (“FFAGA”). Under the Agreement, we will be responsible for identifying call centers that may want to participate in seeking political contributions on behalf of FFAGA and accounting for all of the contributions as well as the charges related to any and all other services and expenses. We will be responsible for agent in sourcing and vetting potential call center operations to participate in the FFAGA / VotersforHillary.com campaign, supplying a compliance officer to ensure continued compliance with the Voters for Hillary processes and requirements, and acting as a liaison to relay information, scripts, invoices, rules, requirements and restrictions for operating. Our compensation will be based on a percentage of the contributions we generate and collect on behalf of Voters for Hillary. The Agreement may be terminated by either party on sixty days’ notice without cause.

The foregoing is a summary of the material terms of the Agreement, which should be reviewed in its entirety for additional information.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On November 28, 2014, we issued twelve million four hundred twenty eight thousand five hundred and seventy one (12,428,571) shares of our common stock to one (1) individual for the partial conversion of a convertible note.  The issuance was exempt from registration pursuant to Rule 506 under Regulation D, the investor is sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

On December 1, 2014, we issued twenty one million six hundred forty thousand (21,640,000) shares of our common stock to one (1) individual for the partial conversion of a convertible note. The issuance was exempt from registration pursuant to Rule 506 under Regulation D, the investor is sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

On December 2, 2014, we issued ninety four million nine hundred seventy nine thousand and thirty one (94,979,031) shares of our common stock, restricted in accordance with Rule 144, to five (5) individuals for the partial conversion of their convertible note.  The issuance was exempt from registration pursuant to Rule 506 under Regulation D, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

On December 3, 2014, we issued twenty one million six hundred forty two thousand eight hundred and fifty seven (21,642,857) shares of our common stock, restricted in accordance with Rule 144, to one (1) individual for the conversion of convertible securities.  The issuance was exempt from registration pursuant to Rule 506 under Regulation D, the investor is sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

2

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Master Contractor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cross Click Media Inc.

Date:	December 11, 2014

/s/ Kurtis A. Kramarenko
By:	Kurtis A. Kramarenko
Title:	President and CEO

3